UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KORE NUTRITION INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2000 – Food and Kindred Products

(SIC 0 Primary Standard Industrial Classified Code)

(I.R.S. Employer Identification Number)

200-736 Granville St. Vancouver, BC V6Z 1G3

(604) 685-6472

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PARSONS/BURNETT/BJORDAHL, LLP

2070 SKYLINE TOWER, 10900 NE 4TH STREET

BELLEVUE, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant t to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common	3,294,490	$0.05(2)	$164,724.50	$6.47

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Based on the last private stock offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated:  ___________________

SELLING STOCKHOLDERS PROSPECTUS

KORE NUTRITION, INC.

3,294,490

COMMON STOCK

----------------

All of the shares of Kore Nutrition, Inc. (“Kore” or the “Company”) common stock, being offered through this Prospectus (the “Shares”) are being offered by the Selling Shareholders.  See the section entitled "Selling Shareholders."  The Company will not receive any proceeds from this Offering.  The Shares were acquired by the Selling Shareholders directly from the Company pursuant to a private offering of common stock conducted by the Company which was exempt from registration under Regulation S of the Securities Act of 1933.  The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 3,294,490 shares of common stock (the “Shares”), offered by Selling Shareholders, as listed herein (the “Offering”).
Minimum Number of Shares to be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

The sale of securities by Selling Stockholders when made, may be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals who may then resell the Shares in the over-the-counter market or otherwise, at negotiated prices related to the prevailing market prices at the time of the sales, or by a combination of such methods of offering.  Thus the period of distribution of such securities may occur over an extended period of time.  The Selling Stockholders will pay or assume any brokerage commissions or discounts incurred in the sale of their securities, which commissions or discounts will not be paid or assumed by us.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

2

TABLE OF CONTENTS

SUMMARY INFORMATION, RISK FACTORS AND

4

Summary

4

Risk Factors

5

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING SHAREHOLDERS

12

PLAN OF DISTRIBUTION

16

DESCRIPTION OF SECURITIES TO BE REGISTERED

17

INTERESTS OF NAMED EXPERTS AND COUNSEL

18

DESCRIPTION OF BUSINESS

19

LEGAL PROCEEDINGS

27

SUMMARY FINANCIAL INFORMATION

27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

28

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  32

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

32

EXECUTIVE COMPENSATION

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

34

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  34

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

35

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

35

INDEMNIFICATION OF DIRECTORS AND OFFICERS

35

RECENT SALES OF UNREGISTERED SECURITIES

36

EXHIBITS AND FINANCIAL SCHEDULES

37

Exhibits

37

Financial Statements

37

UNDERTAKINGS

1

SIGNATURES

SUMMARY INFORMATION AND RISK FACTORS

Prospectus Summary.  The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective Investors (“Investors”) are urged to read this Prospectus in its entirety.

Summary

This is an offering of up to 3,294,490 shares of common stock of Kore Nutrition, Inc. These shares are being Offered by the Selling Shareholders listed in this Prospectus.  We will not receive proceeds from any sale of Common Stock by the Selling Shareholders.  The Shares were acquired by the Selling Shareholders directly from the Company in private offerings that were relied upon as being exempt from registration under the US Securities laws.

There is no established market for the Company’s securities.  Further, though the Company will endeavor to establish a public market for its securities, no guarantee can be given that a trading market will develop or be maintained in the securities of the Company in the future.

Our Company

Kore Nutrition, Inc. is a for-profit Nevada Corporation formed on October 13, 2006, and registered in the province of British Columbia, Canada on January 3, 2007.  The business model focuses on developing niche snack products that offer a healthy solution for a wide market.  Please see “Description of Business” located elsewhere in this document for a complete description of our services.

Our principal executive offices are located at 200-736, Granville St., Vancouver, BC V6Z 1G3, and our telephone number is (604) 685-6472.

The Offering

Common Stock Offered for Resale:  3,294,490 common shares

Securities to be outstanding after this Offering :  14,294,490 common shares. There are no preferred shares issued nor authorized.

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements.  All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus.  All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk.  You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares.  The risk factors set forth below do not purport to be all of the risk factors which may exist with respect to the Company, its plan of operations and/or this Offering.  Investors should fully analyze, along with their legal, tax and investment professionals, the Company, its business and this Offering.  Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment.  We have incurred losses from inception and may never generate profits.

We cannot guarantee that an active trading market will develop for our common stock.

There is no public market for our Common Stock and there can be no assurance that a regular trading market for our Common Stock will ever develop or that, if developed, it will be sustained.  Therefore, purchasers of our Common Stock should have long-term investment intent and should recognize that it may be difficult to sell the shares, notwithstanding the fact that they are not restricted securities.  There has not been a market for our Common Stock.  We cannot predict the extent to which a trading market will develop or how liquid a market might become.

We plan on having a market maker file a Form 2-11 with the National Association of Securities Dealers (the “NASD”) to have our Common Stock quoted on the OTC-Bulletin Board.  To date, this has not been done and the NASD has not cleared our Common Stock to be quoted on the OTC-Bulletin Board and there is no assurance that our Common Stock will ever be quoted on the OTC-Bulletin Board.

Kore Nutrition, Inc. is a Penny Stock

The Penny Stock Reform Act (Securities Exchange Act Sect. 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share.  Kore Nutrition, Inc. will be considered a penny stock under said Act.  A purchase of a Penny Stock is an extremely high risk stock purchase that could result in the entire loss of an individual’s investment.  Since Kore Nutrition, Inc. stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement detailing the inherent risks in investing in a penny stock to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Kore Nutrition, Inc.’s stock and make it difficult for an Investor to liquidate his or her shares.

There is no guarantee that a Broker/Dealer will file a 15c2-11 on behalf of the Company.  There is no assurance that our common stock will be cleared to trade on the over-the-counter Bulletin Board.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission’s regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser’s written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade Kore Nutrition, Inc. shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

The Company’s officers and directors control a significant percentage of the outstanding shares of the Company and therefore have disproportionate control over the Company’s activities

Former officers and directors beneficially own approximately 77% of the issued and outstanding shares of our common stock.  As a result of this ownership these persons can control the Company’s activities including the election of members of the board of directors.  Investors may not agree with the control exerted over the Company’s activities by such officers and directors nor may Investors agree with the decisions, effecting the Company, made by such officers and directors.  As a result of the control by officers and directors Investors may have limited, if any, opportunity to affect the Company’s business activities.

Kore Nutrition has a lack of substantial operating revenue, which could cause an investor to lose his or her entire investment.

The Company's principal activities to date have been limited to organizing the Corporation, website development, branding and logo design, fundraising and office setup,  Consequently, there is limited operating history upon which to base an assumption that the Company will be able to achieve its business plans, which could cause an Investor to lose his or her entire investment.  The Company has a net loss and deficit accumulated during this development stage through June 30, 2008 of $181,190.

We are still in the development phase of our business model; there is no guarantee that we will be successful in implementing a successful business plan.

We have only limited management personnel and we are still engaged in structuring our management and our proposed operations. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history.  There can be no assurance that future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including our ability to successfully develop and market our products, the expertise of our management, the market acceptance of the products offered, costs and general economic conditions.  There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

We have a limited operating history upon which investors may rely in considering investment in our stocks.

Kore Nutrition, Inc., a Nevada corporation ("Company"), was organized on October 13, 2006.  The Company’s executive offices and primary business plans are centralized in British Columbia, Canada.  On January 3, 2007, the Registrar of Companies of British Columbia approved Kore Nutrition as an extra-provincial company authorized to conduct business in the Province.  The Company operates on a December 31stfiscal year.  Currently, the Company has two employees, both are serving as officers and directors of the Company.  The Company is in its initial stages of development with minimal income.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history. There can be no assurance that future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including our ability to successfully develop and market products, the expertise of our management, the market acceptance of the products offered, costs and general economic conditions.  There can be no assurance that we will achieve our projected goals or accomplish our business plans; and such failure could have a material adverse effect on us and the value and price of our securities.

Our funds on hand may not be sufficient to meet our long term business development needs and we may be forced to seek alternative sources of funds, which may be dilutive to our stockholders.

The Company used funds available to it from its first two private placements and funds from loans from officers of the Company totaling $42,724.50 to begin product and brand development and organization costs.  At June 30, 2008, the Company had a working capital of approximately $26,215.  It is estimated that the Company will require approximately $77,190 of additional funds to meet its long-term obligations and pursue its business plan objectives.

We may be required to seek additional funds and to raise additional capital from public or private equity or debt sources in order to fund our general and administrative costs and expenses, support further expansion, meet competitive pressures, or respond to unanticipated requirements.

There is no guarantee that we will be able to raise any such capital on terms acceptable to us or at all.  Such financing may be upon terms that are dilutive or potentially dilutive to our stockholders.  If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding.  At the present time, we do not intend to obtain any loan financing from a lending institution.  If necessary, our officers or other shareholders may make a personal loan to the Company at or below market rates, on terms customarily used by lending institutions in making loans, although there are no formal agreements with either of our officers to do so. At this time there are no existing written agreements with any officers or shareholders to lend the Company any money if such additional funds are needed. There is no guarantee that such officer/shareholder loans will ever materialize if the Company requires additional funds.

If we are required to obtain loan financing, the Company may be deprived from using some or all of its revenues for advancing its plan of operations due to the payment of principal and/or interest on any such loans obtained by the Company.  Loan financing may subject our operations to restrictions imposed by the lending institution, hindering our ability to operate in the manner best determined by our management and/or Board of Directors, with the potential that such restrictions will impede or prevent our growth and/or negatively impact our level of profits, if any.  Additionally, the use of debt financing or leverage would subject us to the risk that any downturns in the industry and any changes in interests rates (if we have an adjustable rate loan) will substantially increase the likelihood that our operations will not be profitable, possibly causing us to become bankrupt or to dissolve the corporation.

Because we are dependent upon certain officers, and key employees, if any officers or key employees leave Kore Nutrition, the business could fail.

The Company is substantially dependent upon the efforts of its officers and directors, Deanna Embury, MBA, and Katie Rodgers, CMA, and consultants to the Company.  Should any of these cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects.  The Company's management team is small and has limited experience in establishing and managing large-scale operations.  We are dependent on the services of Deanna Embury, President and Director, and Katie Rodgers, Secretary/Treasurer and Director. On November 1, 2006, the Company entered into employment agreements with Ms. Embury and Ms. Rodgers who will oversee the following areas:  market research, product research and development, fundraising, marketing and general business operations.  The term of each contract is for a period of two years.  Ms. Rodgers will receive $25,000 per year and Ms. Embury will receive $50,000 per year, each with an option to receive shares in lieu of cash compensation earned or deferred.

We have not entered into any other employment agreements.  We do not maintain key-man life insurance on our officers.  The loss of one or more of these individuals could materially and adversely impact our operations making it difficult for the Company to be profitable.  The day-to-day activities are being executed by the Officers and Directors of the Company, Ms. Embury and Ms. Rodgers, with assistance from consultants.  Unless and until additional employees are hired, our attempt to manage our projects and obligations with such a limited staff could have serious adverse consequences, including without limitation, a possible failure to meet a material, contractual, or SEC deadline, or a possible failure to consummate investment or acquisition opportunities.

We may be unable to grow our business at an acceptable pace, or may not be able to effectively manage actual growth, which may cause our business plan to fail.

If we are unable to effectively manage our anticipated growth, our business, financial results and financial condition will be materially and adversely affected.  Our inability to effectively manage our future growth will have a material adverse effect on us.  If we will have rapid growth in our products,  it will place a strain on our managerial, operational, and financial resources.  We will initially use outside consultants and specialists to provide legal counsel and preliminary accounting until such persons are required on a full time or ongoing basis  We currently employ two people, Ms. Embury and Ms. Rodgers.  We expect to employ six employees within the next 12 months.  There can be no assurance that we will be able to effectively manage the expansion of our operations, or that our facilities, systems, procedures or controls will be adequate to support our expanded operations.

We may be subject to government laws and regulations particular to our operations.  If we are unable to comply with those laws and regulations, we will cease to do business.

We may not be able to comply with all current and future government regulations.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. In addition, we are subject to laws and regulations regarding the production and sale of food items in Canada and the United States.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.

We may be unable to pay the numerous expenses associated with our business plan, our business may fail.

We expect to incur numerous expenses in our efforts to research, produce and market our food products.  We expect to incur expenses related to product research and development, product testing, employee compensation, market research, website design and development, legal and accounting expenses.  Additionally, we will be competing with larger companies well established in our target market.  There is no guarantee that we will be able to meet our expenditure requirements.  If we cannot meet our expenditures, we may be forced to suspend our active business operations.

Other risks relating to the common stock

Most of our outstanding shares will be free trading after this Offering and, if sold in large quantities, may adversely affect the market price for our common stock.

Upon effectiveness of the Registration Statement of which the Prospectus is a part, 11,000,000 of the 14,294,490 shares of common stock issued and outstanding as of June 30, 2008 may be eligible for resale under Rule 144 under the Securities Act.  The possible resale of these shares at that time may have an adverse effect on the market price for our common stock.

The Board of Directors could issue stock to prevent a takeover by an acquirer or shareholder group.

The Company is authorized to issue up to 50,000,000 shares of its common stock, of which only 14,294,490 shares have been issued and are outstanding.  There are currently 35,705,510 shares of our common stock which are authorized but have not been issued and are not outstanding.  There are no shares of preferred stock issued or authorized.  One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management.  If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.  The Company does not contemplate any additional issuances of common stock for this purpose at this time.

The issuance of additional shares of common stock by the Company could also have the effect of diluting the ownership percentage of our shareholders at the time additional shares are issued.

We could offer warrants, options and debentures and dilute holdings of Investors

As of June 30, 2008 there are no outstanding warrants and options to purchase common stock of the Company.  Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our shareholders.  Future resale of the shares of common stock issuable on the exercise of any issued warrants and options may have an adverse effect on the prevailing market price of our common stock.  Furthermore, the holders of any issued warrants and options could exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without shareholder approval.

Kore Nutrition, Inc. has authorized capital of 50,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock are authorized.  As of June 30, 2008, there were 14,294,490 shares of common stock issued and outstanding.  Our board of directors has authority, without action or vote of our shareholders, to issue all or part of the authorized but unissued shares.  Any issuance of shares described in this paragraph will dilute the percentage ownership of our shareholders and may dilute the book value of the common stock.

The Company does not expect to be able to pay dividends in the near future.

We have not paid, and do not plan to pay, dividends on our common stock in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders. Investors will have to rely on an increase in the price, if any, of Kore Nutrition, Inc. stock to profit from his or her investment.  There are no guarantees that the price of the stock will increase and Investors may lose part or all of the investment.

We face significant competition in our industry.

The food-products business is highly competitive.  Numerous brands and products compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, consumer promotion, brand recognition and loyalty, customer service, advertising and promotion and the ability to identify and satisfy emerging consumer preferences. We will compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies.  Many of these competitors have multiple product lines, substantially greater financial and other resources available to them and may have lower fixed costs.  We cannot assure you that we will be able to compete successfully with these companies. Competitive pressures or other factors could cause us to lose market share, which may require us to lower prices, increase marketing and advertising expenditures, or increase the use of discounting or promotional campaigns, each of which would adversely affect our margins and could result in a decrease in our operating results and profitability. See “Business—Competition.”

We are vulnerable to fluctuations in the price and supply of food ingredients, packaging materials and freight.

The prices of the food ingredients we use are subject to fluctuations in price attributable to, among other things, changes in crop size and government-sponsored agricultural and livestock programs.  The sales prices to our customers are a delivered price.  Therefore, pending an increase in our selling price, we have to absorb higher prices for ingredients, packaging materials and freight.  Changes in these prices have a corresponding impact on the manufactured and delivered cost of finished products and, as a result, could impact our gross margins.  Our ability to pass along cost increases to customers is dependent upon competitive conditions and pricing methodologies employed in the various markets in which we compete.  If we are unable to pass along such cost increases, it could cause our operating results to be reduced.

Going concern considerations.

The Company has incurred losses since its inception and has not yet been successful in establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult.  To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.  This could result in the entire loss of investment.  The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements.  Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

Management's plan to mitigate the threat to the continuation of the business will be to increase Kore Nutrition, Inc.'s brand awareness throughout the United States and Canada, and through the Internet, as well as to increase recognition and world wide market awareness by the use of market advertising, Internet advertising, and product sampling promotions.  Our long-term goal is to offer healthy packaged snacks that have a higher quality standard than the options currently available on the market.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Since no new shares are being issued as a result of this Offering, there is no dilution to the current shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned beneficially by each of the Selling Shareholders as of June 30, 2008, the number of Shares which may be offered for resale pursuant to this Prospectus and the number of shares of Common Stock owned beneficially by each of the Selling Shareholders after the Offering.  No Selling Shareholder has any affiliation with Kore Nutrition, Inc. or our officers, directors, promoters or principal shareholders except as noted.

The Selling Shareholders are Offering hereby a total of up to 3,294,490 shares of our Common Stock.  The following table sets forth certain information with respect to the Selling Shareholders as of June 30, 2008.

The following table has been prepared on the assumption that all the shares of Common Stock offered under this Prospectus will be sold.

Name of Beneficial Owner of Common Shares Offered for Sale in this Offering	Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering
Aaron Keay	Suite 500-9380 University Crescent Burnaby, B.C V5A 4X9	300,000	300,000	0
Kris Schjelderup	1533 Rockress Pl. Coquitlam, B.C Canada V3E 2Y1	250,000	250,000	0
Dan Kirincic	212-170 E.3rd St. North Van, B.C V7L 1E6	200,000	200,000	0
Morgan/Jeff Sharpe	6438 49th Avenue Delta, B.C V4K 5A1	200,000	200,000	0
Dylan Berg	303-1955 Haro St. Vancouver, B.C V6G 1J1	200,000	200,000	0
Bryce McDonald	#9 1350 Fraser Ave. Port Coquitlam, B.C V3B 5K4	150,000	150,000	0
Craig Richards	# 306-1438 Richards St, Vancouver, B.C V6Z 3B8	150,000	150,000	0
Scott Simpson	933 Richards St. Vancouver, B.C Canada V6B 3B6	300,000	300,000	0
Randy Morton	603-2370 W.2nd Ave. Vancouver, B.C V6K 1J2	300,000	300,000	0

Paul Blamire	80 Riverdale Ave. Toronto, Ontario M4K 1C3	250,000	250,000	0
Becca Young	#204-1707 Charles St, Vancouver, B.C V5L 2T6	250,000	250,000	0
Joan Embury(1)	25 Reeserville Rd.Markham, Ontario L3P 3L1	200,000	200,000	0
Amy Spencer	47 Cochrane St. Apt 18 Glasgow, UK	150,000	150,000	0
Tanya Jessup	636 Somerville Ave. Oshawa, ON. L1G 4J1	150,000	150,000	0
Shannon Anderson	2654 Panorama Dr. North Van, B.C V7G 1V6	10,000	10,000	0
Ben Rodgers	385 Donforth Ave. Toronto, Ontario M4K 1P1	6,000	6,000	0
Tim Rodgers	Apt.1105 720 Spadina Ave. Toronto, ON M5S 2T9	6,000	6,000	0
Richard Rodgers	536 Grierson St. Oshawa, ON L1G 5J1	5,000	5,000	0
Steven Pierson	2301 198 Aquarius Meadows. Vancouver, B.C V6Z 2Y4	4,500	4,500	0
Nina Joseph	16 Wellington Pl. SW Calgary, AB T3C-3C1	5,000	5,000	0
Marina Gatt	2175 Pandora St. Apt.# 1 Vancouver, B.C V51 1N3	5,000	5,000	0
Karen VanKampen	1 Watergarden Way 401, North York, ON M2K 2Z7	5,000	5,000	0
Paul Simpson	#60-137 McGill Rd. Kamloops, B.C V2C 1O9	5,000	5,000	0

Adam Simpson	737 Pleasant St. Kamloops, B.C V2C 3V3	5,000	5,000	0
Kurt Kassidy	305-2168 West.2nd Ave. Vancouver, B.C V6K 1H6	5,000	5,000	0
Lori Laius	120 Hurlington Rd. London, England 5W6 3NF	3,990	3,990	0
Ariel Kushkosky	#PH2 1516 E1st.Ave. Vancouver, B.C V5N 1A5	4,000	4,000	0
Anthony Embury	40 Calsworthy Rd. Markham, ON L3P 1T1	2,500	2,500	0
Judy Morrison	30 Winslow St. Toronto, Ontario M8Y 3C1	2,500	2,500	0
Christi Rae	225-2680 W4th Ave. Vancouver, B.C V6K 4S3	2,500	2,500	0
Chaunce Drury	2050 Cardinal Cres. N. Vancouver, B.C V6G 1Y4	2,500	2,500	0
Anne Keay	10611 Westside Dr. Delta, B.C V4C 1R5	50,000	50,000	0
Katheryne Gardner	1167 W.58th Ave. Vancouver, B.C V6P 1V9	50,000	50,000	0
Michael Vancl	1322 Western Pl. Port Coquitlam, B.C V3C 4J9	45,000	45,000	0
Theo Sandis	2975 Woodbine Dr. N. Vancouver, B.C V7R 2R9 Canada	20,000	20,000	0
Total		3,294,490	3,294,490	0

The following Selling Shareholders are related to officers and Directors of the Company as follows:

1)

Joan Embury is the mother of Deanna Embury

2)

Ben Rodgers is the brother of Katie Rogers

3)

Tim Rodgers is the brother of Katie Rodgers

4)

Scott Simpson is the husband of Katie Rodgers

5)

Richard Rodgers is the father of Katie Rodgers

6)

Paul Simpson is the brother-in-law of Katie Rodgers

7)

Adam Simpson is the brother-in-law of Katie Rodgers

8)

Anthony Embury is the brother of Deanna Embury

PLAN OF DISTRIBUTION

The Selling Shareholders are free to offer and sell their common shares at such times, in such manner and at such prices as they may determine.  The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale.  The sales will be at market prices prevailing at the time of sale or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities.  The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

The Selling Shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders.  They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Pursuant to Regulation M, in connection with a distribution of securities, it shall be unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for, or purchase, a covered security during the applicable restricted period.  The restricted period for the Company means the period beginning on the later of five business days prior to the determination of the offering price, or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution.  Therefore, there may be a delay in the time between which Shares of stock owned by Selling Shareholders are eligible for sale, and the date the Selling Shareholders may, in fact, be qualified to sell.  We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M may apply to their sales in the market and have provided each Selling Shareholder with a copy of such rules and regulations.

The Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conforms to the requirements of such Rule.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.  These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences.  In addition, the Shares are not convertible into any other security.  There are no restrictions on dividends under any loan, other financing arrangements or otherwise.  As of the date of this Prospectus, the Company had 14,294,490 of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Common Stock

The Common Stock holders have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company.  Except as described herein, no pre-emptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.  All outstanding shares of Common Stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable.

As a consequence of their ownership of Common Stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are no Preferred shares authorized or issued.

Employee Stock Option Plan

The Company does not have an Employee Stock Option Plan at this time.

Transfer Agent

Holladay Stock Transfer will serve as Transfer Agent for the shares of Common Stock

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Kore Nutrition, Inc.'s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLC

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004
425-451-8036 (office)
425-451-8568 (fax)

The audited balance sheets of Kore Nutrition, Inc. as of June 30, 2008, and the statements of operations, stockholders' equity (deficit), and cash flows for the periods then ended included in this Prospectus, have been included herein in reliance on the reports of LLB and Associates Ltd, LLP, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.  That report, dated June 26, 2008, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in Note 2 to those financial statements.

Accounting-
LBB & Associates Ltd., LLP
2500 Wilcrest Drive, Suite 150
Houston, Texas 77042

Phone (713) 877-9944
Fax (713) 979-1735

DESCRIPTION OF BUSINESS

General

Kore Nutrition, Inc. is a for-profit Nevada Corporation formed on October 13, 2006, and registered in the province of British Columbia, Canada on January 3, 2007.  The business model focuses on developing niche snack products that offer a healthy solution for a wide market.  Please see “Description of Business” located elsewhere in this document for a complete description of our services.

Objectives of the plan and description of the project

People’s hectic schedules, individual nutritional needs, and constant exposure to unhealthy grab-and-go food options, make staying on track with a healthy diet very difficult.  Readily available healthy snacks provide exactly that: a convenient, inexpensive, nutrition solution that fits our lifestyles.

High-quality products that are nutritious, convenient, and taste good are in high demand.  While there is certainly a large selection of convenience foods available for consumers, there is a strong need for properly balanced, healthy foods that actually taste good and are satisfying.  Kore Nutrition’s goal is to fill this niche in the market by offering healthy packaged snacks that have a higher quality standard than the options currently available.

Common weaknesses of the convenience meal options currently available are 1) the taste and quality of the ingredients are lacking, or 2) the nutrients are insufficient.  Kore’s goal is to develop a trusted brand and line of products that suit a range of lifestyles and individuals.

The nature of Kore Nutrition’s operations

Tapping into a growing trend, Kore Nutrition plans to make eating healthy food on the go easy.  Delicious, nutritious, ready to eat snacks prepared to the specifications of the 40-30-30 (carbohydrates-fats-protein) ingredient ratios and Healthy Heart programs, will be available at local convenience stores, fast food environments, small to large retail grocery stores and vending machines.

The business model focuses on developing niche products that offer a healthy solution for a wide market. This enables the company to remain dynamic in the constantly changing multi-billion dollar diet industry.

At the heart of the company's success are three key factors that build and maintain customer loyalty; a) the quality and taste of the products, b) developing a trusted brand name, and c) the results that the product enables clients to achieve (maintaining healthy, balanced eating habits).

The Environment

The nature of operations of our enterprise

Kore Nutrition makes eating healthy food on the go easy.  Delicious, nutritious ready to eat snacks prepared to the specifications of the 40-30-30 (carb/protein/fat) ingredient ratios and Healthy Heart programs, will be available at local convenience stores, fast food environments, small to large retail grocery stores, vending machines and other institutional outlets such as cafeterias in hospitals and schools.

The business model focuses on developing products that cater to a wide market, which enables the company to remain dynamic in the constantly changing multi-billion dollar food, health and diet industries.

Products and services

Market  entry with freshly prepared Zone and HL compliant snacks with a focus on quick/to go style convenient items  – smoothies, baked products (waffles, loaves, cookies), veggie snacks, parfait – variations of fast, fresh, healthy to go.

Packaged goods – mass distribution of healthy snacks, mini meals and desserts.

•

Convenient healthy snacks prepped that are compliant with specific ingredient ratios

•

Frozen – as above, but also for budget conscious and consumers who prefer to have frozen products with longer life

•

Market – wide consumer demographic

•

Brand the name to develop new products that follow diet trends and leave the Company open for widening its product range.

The snacks will be healthy, energizing snacks made from high quality natural ingredients and without preservatives.  The product line will be designed to target a very broad spectrum of clientele to accommodate a range of nutritional needs that vary among individuals (eg. healthy snacks, desserts, power cookies – range in itself– WCP, smoothies, muffins/loaves).

Food preparation will be outsourced to well-qualified producers, therefore the nature of the company’s operations is primarily focused on a) sales & marketing to generate new clients (industrial and consumer), b) customer support to maintain customer loyalty among existing clients and c) product development.

The Company’s corporate offices are located in Vancouver, British Columbia, the first metro market expected to be served by Kore Nutrition.  Services have a target launch in 2008 with a corporate goal of market testing and improving the product(s) in the city of Vancouver over the course of 6 - 12 months following launch.  Our goal is to land contracts with local “superstores”, “grocery markets” and “urban/trendy outlet stores” initially.  Kore Nutrition will capitalize on the existing and growing demand for healthy and convenient snack items

We will start moving into the US market after we are settled into Stage 2 (as defined below in “The Market”) in the Canadian market.

A frozen line, is the next logical brand extension and will start being developed once our “fresh” line of products is established.

The next 6-12 months will be spent market testing and improving the business model locally in the Greater Vancouver Area and preparing the company for rapid expansion into new cities within this quickly developing new market segment.  This will involve test marketing campaigns and service options to find the most profitable formula for market entry and growth.  Vancouver will be an ongoing testing ground to evaluate new programs and services, special offers, and marketing campaigns designed to appeal to the widest consumer and industrial audiences.

Major players in our business/ industry (suppliers, distributors & clients)

Production

We will out source to a smaller operation to start production and then look to a larger assembly to make the meals.  Spectra Foods is the company we are currently consulting with for the Canadian production.  US production facilities will be sourced to a US production company when we are ready to enter the US market.

Distributors

The Company will not require the services of distributors for our products during our early stages of development and operations as we will handle production and distribution directly. Once our market share is large enough to require outside distribution assistance the Company will look to develop such a relationship with a national level distributor.

Retailers

The Company will focus its marketing on three different types of retailers.  We will focus first on Tier One retailers.  Once we have successfully established a market there, we will begin to focus on Tier Two retailers, followed by Tier Three retailers.

Tier one:

▪

specialty stores

▪

cafes and casual grab & go food stores

▪

chain coffee companies (Blenz, Starbucks)

▪

cafeterias (corporate, hospitals, schools etc)

▪

food courts

▪

athletics and community organizations

▪

online

Tier two:

▪

Specialized grocery stores: Whole Foods, Capers, Choices

▪

Convenience Stores: 7 Eleven, gas stations with food stores

Tier three

▪

Large chain grocery stores

▪

Vending machines (packaged products with extended life cycle – bars, cookies, baked items)

The Industry

The nature of the industry

North American culture has changed dramatically over the last fifty years and the demand for convenient, nutritious, high quality and great tasting food is far more prevalent with today’s hectic lifestyles.

A recent study showed that almost half of Canadians are watching their weight and the diet industry is booming.  North Americans spend 40 billion dollars a year on diets and diet aids.  This, combined with the backlash on “fast foods” and the rise of movies targeting this and the drive from many fast food chains to develop healthier menu choices, yet not exactly gourmet, strengthens the facts behind the demand for better convenience options.

Obesity is being called an epidemic by the World Health Organization.  In North America, one third of the population is medically overweight and European countries are not far behind.  The problem is the worst in the US, Britain and Canada.

Obesity threatens health and is linked to high blood pressure, increased risk of diabetes, heart attacks, strokes and several cancers. Claude Bouchard, an obesity expert at Quebec's Laval University, estimates that obesity is the underlying cause of one out of every five deaths, causing 3/4 of diabetes cases and a third of heart problems including strokes.  Treating this array of obesity related health problems costs the government about USD$15 billion a year.

A recent poll by Leger Marketing found that nearly 60% of Canadians feel their weight is ideal. 35% consider themselves a little on the ‘heavy’ side.  43% are currently watching their weight.  More women than men are currently dieting.

The Canadian government recognizes that obesity is creating a health crisis in this country and has recently committed CAD$15 million to study obesity.

Consumer Behavior

Our hectic schedules, individual nutritional needs, and constant exposure to unhealthy grab-and-go food options, make staying on track with a healthy diet very difficult.  Readily available healthy snacks provide exactly that: convenient, inexpensive, nutrition solution that fits our lifestyles.

High-quality products that are nutritious, convenient, and taste good are in high demand.  While there is certainly a large selection of convenience foods available for consumers, there is a strong need for properly balanced, healthy meals that actually taste good and are satisfying.  Kore

Nutrition’s goal is to fill this need in the market by offering both healthy packaged snacks that have a higher quality standard than the options currently available.

Common weaknesses of the options currently available are 1) they do not have a nutrient requirement that suits a variety of individuals and 2) the taste and quality of the ingredients are lacking.  Kore intends to develop a trusted brand and line of products that suit a range of lifestyles and individuals.

At a cost of $3 to $7 per item, it allows Kore to target a wide range of different consumer groups.

Market Research

Our research done to date outlines the following facts, supporting the need for healthy, convenient snacks and grab and go mini meals.  Research has been compiled by our officers and directors and a third party individual through several online and industry specific market research databases and government sources, both internationally and specific to North America.  This research included, but was not limited to, the World Health Organization, Statistics Canada, US Census Bureau, Consumer Trends reporting, Neilsons and ER/USDAQ.  Highlights include:

1.

Consumer spending on convenience foods is growing rapidly.  The typical North American consumer consumes 231 morning snacks, 283 afternoon snacks and 261 evening snacks per year.

2.

Kids averaged 840 snacks per year

3.

World Health Organization data clearly indicates that the prevalence of obesity is rising to epidemic proportions around the world at an alarming rate

4.

Studies indicate that 65% of obesity is caused by fast food and snacks

5.

61% of North Americans are over-weight and more that 28% are classed as obese

6.

Studies with the largest Body Mass Index (BMI) show a strong correlation between spending less time preparing food and becoming obese.  When comparing habits in the year 2000 to thirty years ago, half the amount of time is being spent on preparing food, and there has been a 35% increase in the obesity rate.

7.

Approximately one third of consumer daily caloric intake is derived from foods prepared outside of the home.

8.

Long term effects of such high over-weight and obesity rates will be devastating to our future generations and health care system.  The rate of Type 2 Diabetes diagnosis is climbing at an alarming rate, particularly in children.

9.

The trend towards eating ‘lighter’ or healthier versions of snacks is on the rise.

10.

There is a strong international market for healthy convenience foods.  Global trends towards the rising demand for convenience foods, over-weight and obesity rates, health concerns and consumer spending follow what we have found in our North American studies.

A healthy diet is fundamental to the effective prevention and treatment of many diseases.  Consumers need healthy eating to be convenient and there is a strong market for a trusted company that has a range of product lines that suit a range of individuals (kids, teens, adults, sports enthusiasts, dieting and senior clients).  Good nutrition and the adoption of healthy eating habits are fundamental in the control of over-weight and obesity levels.

Products and services

Detailed Product Outline:

We plan to start our product line with ready to eat cold snacks, desserts and grab-and-go breakfast type items.  The items will follow the Zone and HL diet specification.  Additionally, we intend to begin research and development on Zone Cheesecakes and baked goods, a West Coast Parfait, a healthy cookie, quick snack combos and smoothies.

Additional product ideas include:

•

Frozen snack items

•

Freshly prepared snacks that follow special ingredient ratios (40/30/30 and HL 55/25/20) for retail and convenient stores

•

Frozen snacks that follow special ingredient ratios (40/30/30 and HL 55/25/20) for retail and convenient stores

•

Cookie – grocery, convenience and health companies (health stores, gyms, etc)

•

Smoothie - grocery, convenience and health companies (health stores, gyms, etc)

•

Unique product – excellent quality and taste – specialized preparation

•

Encourage good nutrition/healthy diet (by making convenient prepared snacks and products available – brand high quality recognition

•

Competitive pricing for healthy prepared snack items

Packaging Production: We intend to design a source functional, environment friendly packaging for all products.

Pricing and distribution

•

“Company” meals will be priced at $3 to $7 per item

•

To start, we will outsource the food preparation to companies that handle private label packaging.  To date, we have not entered into any contracts.

•

Considering cookie and smoothie products using production facilities that specialize in baked goods and dairy respectively

The Market

Market segments

Kore’s Consumers:

Our Industrial Consumer:

1)

Distributors

2)

Convenience stores

3)

Grocery store chains

4)

Grocery stores – specialized (eg. Capers, Choices, Whole Foods)

5)

Health stores

6)

Café retail chains and boutique

7)

Boutique food stores

Our individual consumer is any of the following:

1)

Busy

2)

Active – exercise, athletes

3)

Concerned about their weight/ on a weight loss program

4)

Following a specific nutrition program

5)

Health Conscious

6)

Inactive or ‘lazy’

7)

Between 5 and 65 years in age

Kore’s strategy is to prove demand in smaller retail outlets and then move into larger stores.  Create local awareness and establish brand – once we have a finalized the product line, done the market testing and establish a strong expansion plan, we will move quickly into other North American markets.

 Stage 1: primarily packaged grab and go goods

▪

boutique stores – health and wellness, local stores

▪

cafes/ popular coffee shops (include healthy desserts)

▪

food court kiosks (include healthy desserts)

▪

gyms (with juice bar/food facilities)

Stage 2:

▪

Small grocery store chains

▪

Convenience stores

▪

Gas stations with nice food stores

Stage 3:

▪

Vending machines

▪

Major supermarkets

▪

Distribution across country

Kore will start moving into the US market after we are settled into Stage 2 in the Canadian market.

Once the product line has been successfully tested, Kore will expand distribution across Canada and the United States.

Expansion outline:

Vancouver

Alberta and Toronto

National across Canada

United States

As indicated by the demographic, economic, social and cultural factors listed above, we believe our potential market includes: busy people, overweight people, people who are concerned about eating properly, people with health concerns, physically active people requiring convenient nutrition, kids and parents of kids who are concerned about their children’s nutrition habits, individuals with special dietary needs (seniors, pregnant women, athletes) and many others.  We anticipate an especially strong market within the corporate and family markets given the typically hectic, stressful schedules both maintain.

In an effort to expand the company’s market, once our fresh line has been established, we will introduce frozen versions of a variety of healthy baked goods (waffles, pancakes and loaves) and ‘bake-yourself’ power cookies.

 The Competition

Kore Nutrition’s Key Competitors

Small to Medium size ‘healthy’ brands or unknowns who focus on snacks and mini-meal convenience pre-packaged products, such as:

1.

Nature’s Path

2.

Summer Fresh

3.

Capers

4.

“Grab & go” franchises with a healthy image eg. Salad Loops/ Jugo Juices

5.

Amy’s

6.

Local area ‘niche’ market convenience foods

Larger North American/ International “Branded” Companies:

1.

Frozen food lines: Lean Cuisine (Nestle), General Mills, Jenny Craig (all of which focus on calorie control)

2.

Major brand snack-food retailers (both with their unhealthy snack products and their attempts to introduce new ‘healthier’ products) such as: Pepsi/Frito-lay, Coca Cola, Nestle, General Mills etc

3.

Whole Foods (healthier, prepackaged snacks, salads, meals)

4.

Nutrition Bars: Cliff Bar, Power Bar

5.

Slim Fast

Competitors' strengths and weaknesses:

Strengths include competitive pricing, brand recognition, established brand.

Weaknesses include: quality (low and unhealthy), selection (variety, average to low taste appeal, and lower ingredient quality), brand (ie. not healthy)

Conclusion:  Kore’s Competitive Advantages

▪

high quality product that consumers will trust

▪

convenient

▪

consumer satisfaction with product – taste, visual

Intellectual Property

The Company does not have substantial intellectual property other than its business plan which is constantly being updated.

Reports to Security Holders

We will be filing this Prospectus as part of this Form S-1 registration statement with the Securities and Exchange Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings. However, from time to time we may be subject to legal proceedings and claims in the ordinary course of business. Such claim, even if not meritorious, would result in the expenditure by us of syndicated financial and managerial resources.

FACILITIES

Our principal executive offices are located at 200-736 Granville St. Vancouver, BC V6Z 1G3 and our phone number is (604) 685-6472.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

As of June 30, 2008, the Company has generated $5,271 in revenues from the sale of its initial product line.  Cost of goods sold was $4,547, resulting in a gross profit of $724.

Operating and General & Administrative Expenses

Operating expenses are those costs directly associated with revenues and are used in computing gross margin.  Operating expenses totaling $72,228 for the period ended June 30, 2008, consisted of $34,349 in professional fees, $37,500 in compensation, and $60 in product research and development.  Other general and administrative expenses totaled $319 for the period ended June 30, 2008.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of June 30, 2008, we had total current assets of $6,630 and total current liabilities of $32,845.

During the period ended June 30, 2008, the Company received $42,725 in cash from the sale of its common stock.  These proceeds are being used for operating and general and administrative expenses to sustain the Company through its development stage until it establishes profitable operations or receives cash from the issuance of additional common stock.

We had cash on hand of $2,950 as of June 30, 2008. We do not have sufficient cash to meet our short-term expansion needs over the next 12 months, which are to conduct research and development on our potential product line, conduct market and product research, and begin production of our product line.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE JUNE 30, 2008 FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

Over the next twelve months, we will focus its efforts on the development of the core product line during the first stage and start a retail trial in Vancouver, B.C.  Next is expansion across Canada and US.

Additional product development, research and development, and testing will be required for each product with the purpose of determining the production process and ingredients used so they are suitable for a larger mass retail market (packaged, extended shelf-life and then eventually a frozen line).

The nutrient analysis is being completed on the following fresh snack products:

Action:

Trialing Start Date:

1.

Zone Cheesecakes

April 2008

2.

WCP Breakfast                                                                     April 2008

3.

Banana Chocolate Zone Muffin                                           May l 2008

4.

Power Smoothies                                                                 May 2008

5.

Breakfast Cookie

June 2008

6.

Pumpkin Gingerbread

June 2008

7.

Healthy Heart Granola Bar                                                  June 2008

Pricing will be determined by product ingredient costing and the competitive pricing in each of the products respective market at launch

The Company has begun to develop its marketing and sales Plan as follows:

▪

Brand development completed

▪

▪

Website development is in progress

▪

Design and product packaging

▪

Advertising and promotion

▪

Promotional relationships

Business Development

•

build relationships

•

secure contracts

Stage 1: primarily packaged grab and go goods

▪

boutique stores – health and wellness, local stores

▪

cafes/ popular coffee shops (include healthy desserts)

▪

food court kiosks (include healthy desserts)

▪

gyms (with juice bar/food facilities)

Stage 2:

▪

Small grocery store chains

▪

Convenience stores (7 eleven etc)

▪

Gas stations with nice food stores (Chevron etc)

Stage 3:

▪

Major supermarkets

▪

Distribution across country

We will start moving into the US market after we are settled into Stage 2 in the Canadian market.

Our general goal over the next year is to test market and improve the business model locally in the Greater Vancouver Area so that the company is poised for rapid expansion into new cities within this fast-developing new market segment.  This will involve test marketing numerous advertising/marketing campaigns and service options in a quest to find the most profitable formula for market entry and growth.  We will use Vancouver as an ongoing testing ground to evaluate new programs & services, special offers, and marketing campaigns designed to appeal to both the widest consumer audience.

Once we have successfully tested and determined our product line, we will expand our product distribution across Canada and the United States.

Following is an expected budget for 2008.

Kore Costs	May 2008 to Dec 2008

Project Element	Budget	Notes
Extraordinary Costs above
what is covered by revs/margins
Market Research -
Includes specific territory for	$ 3,000.00	additional to 07/early 08
mass retail and distribution channels

Human Resource Costs

Senior management -	$ 100,000.00
1) Management
2) Business Development
3) Product Development - PH 2
and testing inc recipe dev
4) oversee production & general ops
5) Investor and promotional
materials
6) SH/ Investor relations

Administrative
General	$ 15,000.00

Product development & testing
of Phase Two Products
Snacks and mini-meals with
extended shelf-life R & D	$ 75,000.00	Product and package testing (inc analysis)
Gov't regulation and labeling	$ 10,000.00	Process and approval

Packaging Inventory	$ 6,000.00	fresh

IT and Design
Website update & dev	$ 7,500.00	all new product line, shopping cart

Technical and office resource
(office, phone, IT)	$ 20,000.00

Sales & Marketing
Marketing campaign for fresh products	$ 40,000.00	development
Sales personnel	$ 25,000.00

General
Meals/ promotion	$ 5,000.00
Travel & Living	$ 7,500.00	sales and investor focus
Office (general paper, computer and	$ 3,500.00
ops costs)
Vehicle - sales & ops	$ 4,000.00

Accounting
Audited statements 2008	$ 8,000.00
Bookkeeping	$ 15,000.00

Annual filing - US and Canada	$ 4,000.00

Legals
trademark - admin & filing addl	$ 3,000.00
Annual filings - US and Canada	$ 1,000.00
Filings	$ 10,000.00

SUBTOTAL:	$ 362,500.00
CONTINGENCY OF 10%	$ 36,250.00

TOTAL FUNDS REQ'D	$ 398,750.00

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the Company's first fiscal year and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.  The independent accountant for the Company is LLB & Associates Ltd., LLP. This firm was engaged on or about August 7, 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is the name and age of each individual who was a director or executive officer of Kore Nutrition, Inc. as of June 30, 2008, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Deanna Embury	34	President, Director	2006 to Present
Katie Rodgers	34	Secretary/Treasury, Director	2006 to Present

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Deanna Embury, President, Director

Deanna Embury, President and co-owner of the healthy meal delivery company Licious Living, Inc. (formerly The Specialty Gourmet and Diet Delivery), brings over twelve years of business experience to Kore Nutrition.  Ms. Embury’s educational and business experience have focused on business development, finance, operations and project management across diverse industries which have helped drive Licious Living to achieve significant growth since it was founded in Vancouver in 2002.  In 2004 Licious Living expanded to Toronto and acquired one of its local key competitors, then opened doors in Calgary in 2006.

Aside from managing Licious Living and Kore Nutrition, Deanna is currently producing a dramatic feature film and a documentary on Obesity.   She has a MBA from the Edinburgh Business School and completed her BA at the University of British Columbia.  Katie Rodgers, Secretary/Treasurer, Director

Katie Rodgers brings 10 years of work experience, business education and creativity to Kore Nutrition.  As co-owner of Licious Living, Inc (formerly The Specialty Gourmet and Diet Delivery), Rodgers spent the last several years working in the health and nutrition field, expanding healthy meal delivery and nutrition services across Canada.

Rodgers received a Bachelor of Commerce (honors major in marketing) from the University of Guelph and completed her Certified Management Accountant professional designation in British Columbia at the same time the company was expanding its meal delivery service to its second market in Toronto.  In addition to managing Licious Living and Kore Nutrition, Rodgers is a visual artist, selling paintings in Vancouver and Toronto when time allows.

EXECUTIVE COMPENSATION

(a) Following is a table showing compensation received by each officer and director for the past two years.

Name and Principal Position	Year ending in	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[3]	Non- Equity Incentive Plan Compen - sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Deanna Embury	2006 2007	0 0	0 0	0 3,000,000	0 0	0 0	0 0	0 0	0 0
Katie Rodgers	2006 2007	0 0	0 0	2,000,000	0 0	0	0 0	0 0	0 0

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

Director Compensation

The Director of the Company does not receive compensation at this time.

Employment Agreements

The Company entered into an Employment Agreement with Deanna Embury on November 1, 2006, to provide Research and Development services to the Company.  Ms. Embury is to be compensated under the terms of the Agreement $50,000 per year.  Annual compensation may be deferred, at the employee’s discretion.  Deferred compensation may be paid in the form of common stock in amounts agreed upon by the Company and employee.  The term of the Agreement is for a period of two years.

The Company entered into an Employment Agreement with Katie Rodgers on November 1, 2006, to provide Research and Development services to the Company.  Ms. Rodgers is to be compensated under the terms of the Agreement $25,000 per year.  Annual compensation may be deferred, at the employee’s discretion.  Deferred compensation may be paid in the form of common stock in amounts agreed upon by the Company and employee.  The term of the Agreement is for a period of two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of June 30, 2008. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on 14,294,490 total outstanding shares of our common stock as of June 30, 2008.

Amount and Nature of Beneficial Ownership as of June 30, 2008.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Deanna Embury	1721-938 Smithe Street, Vancouver, BC V6Z 3H8	8,000,000	56%
Katie Rodgers	1136-701 Pacific Street, Vancouver, BC V6E 1T4	3,000,000	21%
All officers and directors as a group (2)		11,000,000	77%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this item, there are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation S-K had or is to have a direct or indirect material interest.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

5

Accounting fees and expenses

10,000

Legal fees and expenses

10,000

Total

$

20,005

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

In January, 2007, the Company undertook a private offering of 3,050,000 shares of its common stock, with an offering price of $0.01 per share.  The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation.  This offering was undertaken directly by the Corporation.  The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933.  The Company received $30,500 in proceeds from this offering.

In June, 2007, the Company undertook a private offering of 244,490 shares of its common stock, with an offering price of $0.05 per share.  The proceeds from this offering were to be used to cover further start-up and organizational costs of the Corporation.  This offering was undertaken directly by the Corporation.  The Corporation prepared and distributed a private offering memorandum in connection with this offering to all prospective investors, made all filings, and paid all fees, as required under federal and state securities laws and regulations to properly qualify this offering under said laws and regulations, including but not limited to Regulation D promulgated by the U.S. Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933.  The Company received $12,244.50 in proceeds from this offering.

All of these offerings were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. These offerings met the requirements of Rule 504 in that: (a) the total of funds raised in the five offerings does not exceed $1,000,000; and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The class of persons to whom these offerings were made were "sophisticated investors." As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss). Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Filed
3.2	Bylaws	Filed
5.1	Opinion re Legality and Consent of Attorney	Filed
10.1	Employment Agreement Deanna Embury	Filed
10.2	Employment Agreement Katie Rodgers	Filed
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors

  Kore Nutrition Incorporated

  (A Development Stage Company)

  Vancouver BC, Canada

We have audited the accompanying balance sheets of Kore Nutrition Incorporated (“Kore”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007, for the period from October 13, 2006 (Inception) to December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kore Nutrition Incorporated as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007, and for the period from October 13,

2006 (Inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

June 26, 2008

KORE NUTRITION INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	June 30, 2008 (unaudited)	December 31, 2007	December 31, 2006
ASSETS

Current assets
Cash	$ 2,950	$ 22,737	$ 16,000
Accounts receivable, net of allowance of $0 Inventory	- 3,680	2,229 2,992	- -
Total current assets	6,630	27,958	16,000

Total assets	$ 6,630	$ 27,958	$ 16,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Accrued salaries and expense reimbursement – related parties	20,169	88,919	13,919
Accounts payable and accrued liabilities	8,674	-	-
Loans from shareholders	4,002	-	-
Total current liabilities	32,845	88,919	13,919

Total liabilities	32,845	88,919	13,919

STOCKHOLDERS’ EQUITY(DEFICIT):
Common stock, $.001 par value, 50,000,000 shares authorized, 14,294,490, 9,294,490 and 7,600,000 shares issued and outstanding as of June 30, 2008, December 31, 2007 and 2006, respectively	14,295	9,295	7,600
Additional paid in capital	140,680	39,430	14,400
Deficit accumulated during the development stage	(181,190)	(109,686)	(19,919)
Total stockholders’ equity (deficit)	(26,215)	(60,961)	2,081

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 6,630	$ 27,958	$ 16,000

See accompanying summary of accounting policies and notes to financial statements.

KORE NUTRITION INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Six months ended June 30, 2008	Six months ended June 30, 2007	Year ended December 31, 2007	October 13, 2006 (Inception) through December 31, 2006	October 13, 2006 (Inception) through June 30, 2008
Revenue:	(unaudited)	(unaudited)			(unaudited)
Sales	$ 5,271	$ -	$ 3,615	$ -	$ 8,886

Cost of goods sold	4,547	-	2,852	-	7,399
Gross profit	724	-	763	-	1,487
General and administrative expenses:
Professional fees	34,349	384	5,925	1,160	41,434
Compensation	37,500	37,500	75,000	18,500	131,000
Product development costs	60	-	3,090	-	3,150
Other	319	3,612	6,515	259	7,093
Total general and administrative expenses	72,228	41,496	90,530	19,919	182,677

Net loss	$ (71,504)	$ (41,496)	$ (89,767)	$ (19,919)	$ (181,190)

Net loss per share:
Basic and diluted	$ (0.01)	$ (0.00)	$ (0.01)	$ (0.00)

Weighted average shares outstanding:
Basic and diluted	11,794,490	8,390,621	8,816,862	6,333,544

See accompanying summary of accounting policies and notes to financial statements.

KORE NUTRITION INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Period from October 13, 2006 (Inception) through June 30, 2008

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total
	Shares	Amount

Balance, October 13, 2006	-	$ -	$ -	$ -	$ -
Issuance of common stock for services to founders	6,000,000	6,000	-	-	6,000
Issuance of common stock for cash	1,600,000	1,600	14,400		16,000
Net loss	-	-	-	(19,919)	(19,919)
Balance, December 31, 2006	7,600,000	7,600	14,400	(19,919)	2,081
Issuance of common stock for cash	1,694,490	1,695	25,030	-	26,725
Net loss	-	-	-	(89,767)	(89,767)

Balance, December 31, 2007 (audited)	9,294,490	9,295	39,430	(109,686)	(60,961)
Issuance of common stock in settlement of accounts payable	5,000,000	5,000	101,250		106,250
Net loss	-	-	-	(71,504)	(71,504)

Balance, June 30, 2008 (unaudited)	14,294,490	$ 14,295	$ 140,680	$ (181,190)	$ (26,215)

See accompanying summary of accounting policies and notes to financial statements.

KORE NUTRITION INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007	Year Ended December 31,	October 13, 2006 (Inception) through December 31,	October 13, 2006 (Inception) through June 30, 2008
	(unaudited)	(unaudited)	2007	2006	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (71,504)	$ (41,496)	$ (89,767)	$ (19,919)	$ (181,190)
Adjustments to reconcile net deficit to cash used by operating activities:
Stock issued for services	-	-	-	6,000	6,000
Change in non-cash working capital item related to operations
Accounts receivable	2,229	-	(2,229)	-	-
Accounts payable and accrued liabilities	8,674	(1,419)	-	-	8,674
Accrued salaries and expense reimbursements-related parties	37,500	37,500	75,000	13,919	126,419
Inventory	(688)	-	(2,992)	-	(3,680)
CASH FLOWS FROM OPERATING ACTIVITIES	(23,789)	(5,415)	(19,988)	-	(43,777)
CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-	26,725	16,000	42,725
Loans from shareholders	4,002	26,600	-	-	4,002
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,002	26,600	26,725	16,000	46,727

NET INCREASE (DECREASE) IN CASH	(19,787)	21,185	6,737	16,000	2,950
Cash, beginning of period	22,737	16,000	16,000	-	-
Cash, end of period	$ 2,950	$ 37,185	$ 22,737	$ 16,000	$ 2,950

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$ -	$ -	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -	$ -	$ -
NON CASH TRANSACTIONS
Shares issued in settlement of debt	$ 106,250	$ -	$ -	$ -	$ 106,250

See accompanying summary of accounting policies and notes to financial statements.

KORE NUTRITION INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Kore Nutrition Incorporated (“Kore”) was incorporated in Nevada on October 13, 2006.  Kore is a development stage company whose goal is to develop a brand and line of healthy packaged snacks.

Basis of presentation

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information.  The interim periods may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the period ended December 31, 2007 included in the these financial statements. The interim unaudited information should be read in conjunction with the audit information included in these financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Inventory

Inventory consists of finished goods held for resale and is recorded at the lower of cost or net realizable value.  Cost is determined on a first in-first out basis.

1

Revenue Recognition and Accounts Receivable

Revenue for the Company is recognized when persuasive evidence of an arrangement exists, products are delivered, sales price is determinable, and collection is reasonably assured.  The Company currently does not allow for product returns.

The Company establishes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to accounts that are not collectible.  The Company maintains a bad debt reserve based on a variety of factors, including the age of the receivable, payment history, trends and financial condition of customers, macroeconomic conditions, and significant one-time events.

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 “Accounting and Reporting by Development Stage Enterprises” in its characterization of the Company as a development stage enterprise.

Recent Accounting Pronouncements

Kore does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

NOTE 2 - GOING CONCERN

Kore has recurring losses and has a deficit accumulated during the development stage of $181,190 as of June 30, 2008.  Kore's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  Without realization of additional capital and achievement of profitable operations, Kore may be unlikely to continue as a going concern.  Kore's management plans on raising cash from public or private debt or equity financing, on an as needed basis.  Kore's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 3 – INCOME TAXES

Kore follows Statement of Financial Accounting Standards Number 109 (SFAS 109), “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

2

The provision for refundable Federal income tax consists of the following:

	December 31,	December 31,
	2007	2006
Refundable Federal income tax attributable to:
Current operations	$ 30,600	$ 6,800
Less, change in valuation allowance	(30,600)	(6,800)
Net refundable amount	$ -	$ -

The effective tax rate of 0% differs from the 34% statutory rate in 2007 and 2006 due to the existence of a valuation allowance.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2007	December 31, 2006
Deferred tax asset attributable to:
Net operating loss carryover	$ 37,400	$ 6,800
Less, valuation allowance	(37,400)	(6,800)
Net deferred tax asset	$ -	$ -

At June 30, 2008, Kore had an unused net operating loss carryover approximating $180,000  available to offset future taxable income; it expires beginning in 2027

NOTE 4 – LOANS FROM SHAREHOLDERS

The amounts due to shareholders are non-interest bearing and have no specified terms of repayment.

NOTE 5 – COMMON STOCK

At inception, Kore issued 6,000,000 shares of stock to its founding shareholder for services valued at $6,000.

During the period ended December 31, 2006, Kore issued 1,600,000 shares of stock for $16,000 cash.

During the year ended December 31, 2007, Kore issued 1,694,490 shares of stock for $26,725 cash.

In April 2008, Kore issued 5,000,000 shares of common stock to officers as settlement for unpaid salaries of $106,250.

3

NOTE 6 – RELATED PARTY TRANSACTIONS

The founding shareholder has agreed to advance Kore monies until an offering is completed.

In November 2006 the Company entered into two employment agreements with the directors of the Company.  The agreements expire in October 2008.  The directors will be compensated $50,000 and $25,000 per year, respectively.  As at December 31, 2007 and 2006, no amounts had been paid, resulting in accruals of $87,500 and $12,500, respectively, which is included in the account titled accrued salaries and expense reimbursements – related parties. In April 30, 2008, Kore issued 5,000,000 shares of common stock to officers as settlement for unpaid salaries of $106,250 (salaries earned through March 2008), resulting in accrual of $18,750 (service period from April through June 2008) as at June 30, 2008.

Kore neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – COMMITMENTS

On January 18, 2008, the Company entered into a consulting agreement with AVRO Capital Resources, to complete its Form S-1 registration statement, obtain effectiveness of such registration statement and obtain a trading symbol with NASD for the Company for total consideration of $45,000, of which $25,000 was paid in 2008 upon signing the agreement, $10,000 to be paid upon completion of the draft Form S-1 filing, and the remaining $10,000 to be paid when the Company receives the first comment letter.  $25,000 of this amount has been paid as of June 30, 2008.

4

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on August 22, 2008.

KORE NUTRITIONS, INC.

/s/ Deanna Embury

Deanna Embury, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Deanna Embury

Deanna Embury, President, Chief Financial Officer/Controller, Director

/s/ Katie Rodgers

Katie Rodgers, Secretary, Director